UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

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Forest Laboratories, Inc.
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HOWARD SOLOMON CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

To All Employees,

This past Friday, investor Carl Icahn (and his affiliates) filed a 13d form with the U.S. Securities and Exchange Commission, publicly disclosing his ownership of Forest options and stock. Mr. Icahn and his affiliates also filed a request in Delaware court to inspect the books and records of the Company. In these materials, Mr. Icahn was critical of our company’s management and our recent performance.

While we welcome constructive input from our shareholders, we respectfully disagree with Mr. Icahn. Forest has wisely anticipated the expiration of the Lexapro patent many years before that event, and acquired and developed seven new products, three of which have been already launched, two of which will be launched this summer, and two more of which will be filed this year and launched next year, subject to FDA approval. As always, there are additional products in late stage development, as well as many exciting opportunities under consideration and in negotiation. Our track record of success is further reflected in our share price, which has outperformed the S&P 500 index over the last year, last three years and last five years. In fact, as reported recently by Forbes, Forest has achieved a 23 percent annualized return for shareholders during my 34 year tenure at the Company.

Mr. Icahn is also critical of the Company’s decision to support my challenge to the potential exclusion action by the Office of the Inspector General of the Department of Health and Human Services (HHS-OIG). As I have stated in prior communications to you, I have not been accused of any wrongdoing by the government, and the HHS-OIG’s notice of its intention to consider excluding me is an unprecedented action, based solely on my role as a director and officer of the Company, and not on any individual conduct. I remain committed to challenging this potential action through the legal process, and I have been grateful for the support I have received from the Company and from many of you.

Over the next several weeks, you may continue to read about Mr. Icahn’s attacks in the press. These criticisms are typical of someone who is looking to get media attention and investor support for director nominations, and I urge you not to be distracted by them. The best thing you can do is to stay focused on your responsibilities. As always, any media or shareholder inquiries should be directed to Frank Murdolo at (212) 224-6714.

Thank you again for your hard work and dedication to Forest.

Sincerely,

Howard Solomon

Chairman, Chief Executive Officer and President

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FOREST LABORATORIES, INC. 909 THIRD AVENUE, NEW YORK, N. Y. 10022-4731

Forward Looking Information

Except for the historical information contained herein, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any subsequent SEC filings.

Important Additional Information

Forest Laboratories, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2011 Annual Meeting. Forest Laboratories intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Forest Laboratories’ 2011 Annual Meeting. Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2011, filed with the SEC on May 27, 2011. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.

FOREST LABORATORIES, INC.